Exhibit 99.3

NEW MEDIA

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF DECEMBER 28, 2014

The following unaudited pro forma condensed combined balance sheet as of December 28, 2014 and the unaudited pro forma condensed combined statement of operations for the year ended December 28, 2014 are based on (i) the audited consolidated financial statements of New Media Investment Group Inc. (“New Media”, “the Company”, “us”, “our”) for the year ended December 28, 2014; (ii) the consolidated financial statements of the Providence Journal Company and Subsidiaries (“Providence Journal”) for the eight months ended September 2, 2014, (iii) the consolidated financial statements of Halifax Media Group, LLC and Subsidiaries (“Halifax Media”) as of and for the year ended December 31, 2014, and (iv) the consolidated financial statements of Stephens Media LLC and Subsidiary (“Stephens Media”) as of and for the year ended December 31, 2014.

The unaudited pro forma condensed combined statement of operations for the year ended December 28, 2014 gives effect to the Pro Forma Transactions as if the Pro Forma Transactions had occurred or had become effective as of December 30, 2013 (beginning of our fiscal year 2014). The unaudited pro forma condensed combined balance sheet as of December 28, 2014 gives effect to the Pro Forma Transactions as if they had occurred on December 28, 2014.

The unaudited pro forma condensed combined financial information has been prepared to reflect adjustments to New Media’s historical consolidated financial information that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on our results.

The unaudited pro forma condensed combined financial information reflects the following Pro Forma Transactions:

•	payment of the credit agreement dated November 26, 2013 (“GateHouse Credit Facilities”) and the credit agreement dated September 3, 2013 (the “Local Media Credit Facility”) in full and entering into the New Media Credit Agreement (as defined below);

•	the acquisition of substantially all assets of Providence Journal, Halifax Media and Stephens Media including the impact of purchase accounting adjustments, in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” and the incremental financing under the New Media Credit Agreement in connection with these acquisitions, if applicable; and

•	the issuance of seven million shares of stock in January 2015 for gross proceeds of $151.9 million. A portion of the proceeds were used to pay down $50.0 million of debt incurred in relation to the Halifax Media acquisition.

The impact of the acquisition of Providence Journal and the refinancing of the Gatehouse Credit Facilities and the Local Media Credit Facility is already reflected in the Company’s historical consolidated balance sheet as of December 28, 2014 and accordingly, no pro forma adjustment has been made to the balance sheet as the impact of such transactions is included in our respective historical financial information.

Each of the transactions reflected in the adjustments is described in more detail below.

The unaudited pro forma condensed combined financial information is included for illustrative and informational purposes only and does not purport to reflect our results of operations or financial condition had the pro forma transactions occurred at an earlier date. The unaudited pro forma condensed combined financial information also should not be considered representative of our future financial condition or results of operations.

All tables are presented in thousands unless otherwise noted.

New Media Refinancing Adjustments

On June 4, 2014, New Media entered into a credit agreement which provides for (i) a $200 million senior secured term facility (the “Term Loan Facility”) and (ii) a $25 million senior secured revolving credit facility, with a $5 million sub-facility for letters of credit and a $5 million sub-facility for swing loans (the “Revolving Credit Facility”) (as amended, the “New Media Credit Agreement”). The Term Loan Facility matures on June 4, 2020 and the maturity date for the Revolving Credit Facility is June 4, 2019. In addition, New Media may request one or more new commitments for term loans or revolving loans from time to time up to an aggregate total of $75.0 million (the “Incremental Facility”). On September 3, 2014, the New Media Credit Agreement was amended to provide for $25.0 million in additional term loans under the Incremental Facility. On November 20, 2014, the New Media Credit Agreement was amended to increase the amount available thereunder for incremental loans. On January 9, 2015, the New Media Credit Agreement was amended to provide for a combined $152.0 million in additional term loans and revolving commitments under the Incremental Facility and to make certain amendments to the Revolving Credit Facility. The New Media Credit Agreement was amended on February 13, 2015 to provide for the replacement of the existing term loans under the Term Loan Facility with a new class of replacement term loans and was further amended on March 6, 2015 to provide for $15.0 million in additional revolving commitments under the Incremental Facility.

The proceeds of the New Media Credit Agreement, which included a $6.7 million original issue discount, were used to repay in full all amounts outstanding under the GateHouse Credit Facilities, the Local Media Credit Facility and to pay fees associated with the financing, with the balance going to the Company for general corporate purposes.

One lender under the New Media Credit Agreement was also a lender under the GateHouse Credit Facilities. This portion of the transaction was accounted for as a modification under ASC Topic 470-50, “Debt Modifications and Extinguishments” (“ASC 470-50”), as the difference between the present value of the cash flows under the New Media Credit Agreement and the present value of the cash flows under the GateHouse Credit Facilities was less than 10%. The unamortized deferred financing costs and original issuance discount balances as of the refinance date pertaining to this lender’s portion of the GateHouse Credit Facilities will be amortized over the terms of the new facility. The remaining portion of the GateHouse Credit Facilities and the Local Media Credit Facility debt refinancing constituted an extinguishment of debt under ASC 470-50, and was accounted for accordingly.

The refinancing related adjustments are reflected in the unaudited financial statements of New Media as of December 28, 2014. As such, the historical consolidated balance sheet reflects this transaction. Adjustments to the statement of operations related to the refinancing are in a separate column titled “New Media Refinancing Adjustments” to reflect the impact on interest expense and amortization of deferred financing costs as if the refinancing occurred as of December 30, 2013.

See Note 11 to New Media’s Consolidated Financial Statements, “Indebtedness,” in our Annual Report on Form 10-K for the period ended December 28, 2014.

Providence Journal Purchase Accounting and Other Adjustments

On September 3, 2014, a wholly owned subsidiary of New Media completed its acquisition of the assets of Providence Journal Company. The “Providence Journal Purchase Accounting and Other Adjustments” column of the pro forma financial information gives effect to preliminary purchase accounting adjustments in accordance with ASC 805. The Providence Journal acquisition was financed with $9.0 million of revolving debt that will mature on June 4, 2019, $25.0 million of additional term debt under the New Media Credit Agreement that will mature on June 4, 2020 and $13.0 million of cash. The revolving debt has an interest rate of LIBOR plus 5.25% and the additional term debt has an interest rate of LIBOR (with minimum of 1%), plus 6.25%. Original issue discount of $0.5 million was incurred related to the consummation of this debt. The purchase price, including estimated working capital, of approximately $48.7 million was allocated to the fair value of the net assets acquired and any excess value over the tangible and identifiable intangible assets was recorded as goodwill.

As Providence Journal was consolidated in New Media historical results beginning on September 3, 2014, the purchase accounting adjustments are therefore already recorded within the column “New Media Historical December 28, 2014” on the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statement of operations for the year ended December 28, 2014 includes a separate column for Providence Journal adjustments labeled as “Providence Journal Purchase Accounting and Other Adjustments.”

The following table summarizes the allocation of the acquisition value of $48.7 million to the fair value of Providence Journal’s assets and liabilities and the identified intangible assets based on pro forma values as of December 28, 2014. The excess of acquisition value over the amounts allocated to the identified intangible assets and the fair value of tangible assets and liabilities was recorded as goodwill. The purchase price allocations are preliminary based upon all information available to us at the present time and are subject to working capital and other adjustments. The value assigned to property, plant and equipment, intangible assets and goodwill is preliminary and subject to the completion of valuations to determine the fair market value of the tangible and intangible assets. The final calculation of working capital and other adjustments and determination of fair values for tangible and intangible assets may result in different allocations among the various asset classes from those set forth below and any such differences could be material. No assurance can be given that the amount recorded as goodwill would be recoverable as part of the required annual test for goodwill impairment

Current assets	$10,068
Property, plant and equipment	32,080
Advertiser relationships	1,780
Subscriber relationships	1,510
Customer relationships	1,810
Mastheads	3,700
Goodwill	3,653

Total assets	54,601
Current liabilities	5,935

Total liabilities	5,935

Net assets	$48,666

The Company obtained a third party independent valuation to assist in the determination of the fair values of property, plant and equipment and intangible assets. The property, plant and equipment valuation included an analysis of recent comparable sales and offerings of land parcels in each of the subject’s markets. The estimated fair value is supported by the consideration to be paid and was determined using standard generally accepted appraisal practices and valuation procedures. The valuation firm used the three basic approaches to value: the cost approach (used for equipment where an active secondary market is not available and building improvements), the direct sales comparison (market) approach (used for land and equipment where an active secondary market is available) and the income approach (used for intangible assets). These approaches used are based on the cost to reproduce assets, market exchanges for comparable assets and the capitalization of income. Useful lives range from 1 to 15 years for personal property and 4 to 28 years for real property.

The valuation utilized a relief from royalty method, an income approach, to determine the fair value of mastheads. Key assumptions utilized in this valuation include revenue projections, a royalty rate of 1.5%, a long term growth rate of 0.0%, a tax rate of 40.0% and a discount rate of 21.5%. The Company valued the following intangible assets using the income approach, specifically the excess earnings method: subscriber relationships, advertiser relationships and customer relationships. In determining the fair value of these intangible assets, the excess earnings approach values the intangible asset at the present value of the incremental after-tax cash flows attributable only to the asset after deducting contributory asset charges. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value. A static pool approach using historical attrition rates was used to estimate attrition rates of 3.0% to 10.0% for advertiser relationships, subscriber relationships and customer relationships. The long term growth rate was estimated to be 0.0% and the discount rate was estimated at 22.0%. Amortizable lives range from 13 to 16 years for subscriber relationships, advertiser relationships and customer relationships, while mastheads are considered a non-amortizable intangible asset.

Halifax Media Purchase Accounting and Other Adjustments

On January 9, 2015, a wholly owned subsidiary of New Media completed its acquisition of the assets of Halifax Media for approximately $280.0 million, including assumed debt of $18.0 million, subject to working capital adjustments. The “Halifax Media Purchase Accounting and Other Adjustments” column of the pro forma financial information gives effect to preliminary purchase accounting adjustments in accordance with ASC 805.

The Halifax Media acquisition was financed with a combined $152.0 million of additional term and revolving debt under the New Media Credit Agreement that will mature on June 4, 2020 and June 4, 2019, respectively, and $110.0 million of cash. The term debt has an interest rate of LIBOR (with a minimum of 1%) plus 6.25% and the revolving debt has an interest rate of LIBOR plus 5.25%. Original issue discount of $1.5 million was assumed related to the consummation of this debt. A portion of the debt, $50.0 million, was subsequently paid off with proceeds from the sale of stock, see discussion below. The purchase price of approximately $280.0 million will be allocated to the fair value of the net assets acquired and any excess value over the tangible and identifiable intangible assets will be recorded as goodwill.

The Company obtained a preliminary third party independent valuation to assist in the determination of the fair values of property, plant and equipment and intangible assets. The property, plant and equipment valuation includes an analysis of recent comparable sales and offerings of land parcels in each of the subject’s markets. The estimated fair value is supported by the consideration to be paid and was determined using standard generally accepted appraisal practices and valuation procedures. The valuation firm used the three basic approaches to value: the cost approach (used for equipment where an active secondary market is not available and building improvements), the direct sales comparison (market) approach (used for land and equipment where an active secondary market is available) and the income approach (used for intangible assets). These approaches used are based on the cost to reproduce assets, market exchanges for comparable assets and the capitalization of income. Useful lives range from 1 to 15 years for personal property and 8 to 22 years for real property.

The preliminary valuation utilized a relief from royalty method, an income approach, to determine the fair value of mastheads. Key assumptions utilized in this valuation include revenue projections, a royalty rate of 2.0%, a long term growth rate of 0.0%, a tax rate of 40.0% and a discount rate of 16.0%. The Company valued the following intangible assets using the income approach, specifically the excess earnings method: subscriber relationships, advertiser relationships and customer relationships. In determining the fair value of these intangible assets, the excess earnings approach values the intangible asset at the present value of the incremental after-tax cash flows attributable only to the asset after deducting contributory asset charges. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value. A static pool approach using historical attrition rates was used to estimate attrition rates of 5.0% to 10.0% for advertiser relationships, subscriber relationships and customer relationships. The long term growth rate was estimated to be 0.0% and the discount rate was estimated at 16.5%. Amortizable lives range from 14 to 17 years for subscriber relationships, advertiser relationships and customer relationships, while mastheads are considered a non-amortizable intangible asset.

Equity Offering Adjustments

On January 20, 2015, New Media closed on an equity offering that included seven million shares of common stock for gross proceeds of $151.9 million. Underwriter and other fees were approximately $1.7 million and the Company received net proceeds of $150.2 million. A portion of the proceeds were used to pay down $50.0 million of debt incurred in relation to the Halifax Media acquisition.

Stephens Media Purchase Accounting and Other Adjustments

On March 18, 2015, a wholly owned subsidiary of New Media completed its acquisition of the assets of Stephens Media for approximately $102.5 million, subject to working capital adjustments. The “Stephens Media Purchase Accounting and Other Adjustments” column of the pro forma financial information gives effect to preliminary purchase accounting adjustments in accordance with ASC 805.

The Stephens Media acquisition was financed with cash on balance sheet. The purchase price of approximately $102.5 million will be allocated to the fair value of the net assets acquired and any excess value over the tangible and identifiable intangible assets will be recorded as goodwill.

A preliminary third party independent valuation was obtained to assist in the determination of the fair values of property, plant and equipment and intangible assets. The property, plant and equipment valuation includes an analysis of recent comparable sales and offerings of land parcels in each of the subject’s markets. The estimated fair value is supported by the consideration to be paid and was determined using standard generally accepted appraisal practices and valuation procedures. The valuation firm used the three basic approaches to value: the cost approach (used for equipment where an active secondary market is not available and building improvements), the direct sales comparison (market) approach (used for land and equipment where an active secondary market is available) and the income approach (used for intangible assets). These approaches used are based on the cost to reproduce assets, market exchanges for comparable assets and the capitalization of income. Useful lives range from 1 to 15 years for personal property and 9 to 29 years for real property.

The preliminary valuation utilized a relief from royalty method, an income approach, to determine the fair value of mastheads. Key assumptions utilized in this valuation include revenue projections, a royalty rate of 2.0%, a long term growth rate of 0.0%, a tax rate of 40.0% and a discount rate of 25.0%. The following intangible assets were valued using the income approach, specifically the excess earnings method: subscriber relationships, advertiser relationships and customer relationships. In determining the fair value of these intangible assets, the excess earnings approach values the intangible asset at the present value of the incremental after-tax cash flows attributable only to the asset after deducting contributory asset charges. The incremental after-tax cash flows attributable to the subject intangible asset are then discounted to their present value. A static pool approach using historical attrition rates was used to estimate attrition rates of 5.0% to 10.0% for advertiser relationships, subscriber relationships and customer relationships. The long term growth rate was estimated to be 0.0% and the discount rate was estimated at 27.0%. The licensing agreement asset was valued using a discounted cash flow analysis, an income approach. In determining the fair value of this intangible asset, the discounted cash flow approach values the intangible asset at the present value of the incremental after-tax cash flows attributable to the asset. The terms of the licensing agreement provide for a $2.5 million annual payment. A discount rate of 10.0% and income tax rate of 40.0% were used in the discounted cash flow calculation. Amortizable lives range from 14 to 16 years for subscriber relationships, advertiser relationships and customer relationships, while mastheads are considered a non-amortizable intangible asset and the licensing agreement is amortized over the remaining contract life of 26 years.

The valuations used in this filing represent current estimates based on data available. However, updates to these valuations may be made based on the results of asset and liability valuations, as well as the related calculation of deferred income taxes. The differences between the actual valuations and the current estimated valuations used in preparing the pro forma financial information may be material and will be reflected in our future balance sheets and may affect amounts, including depreciation and amortization expense, which we will recognize in our statement of operations post acquisition. As such, the pro forma financial information may not accurately represent our post acquisition financial condition or results from operations and any differences may be material.

NEW MEDIA INVESTMENT GROUP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statements of Operations

(In thousands, except share and per share data)

	Twelve Months Ended December 28, 2014
	New Media Historical December 28, 2014	New Media Refinancing Adjustments		Providence Journal September 2, 2014	Providence Journal Purchase Accounting and Other Adjustments		Halifax Media Historical December 31, 2014	Halifax Media Purchase and Accounting and Other Adjustments		Equity Offering Adjustments		Stephens Media Historical December 31, 2014	Stephens Media Purchase Accounting and Other Adjustments		Pro Forma December 28, 2014
Revenues:
Advertising	$385,399			$25,035			$215,354					$103,027			$728,815
Circulation	195,661			22,670			104,976					35,677			358,984
Commercial printing and other	71,263			10,650			26,840					6,697			115,450

Total revenues	652,323	—		58,355			347,170	—		—		145,401	—		1,203,249
Operating costs and expenses:
Operating costs	368,420			50,829	(19,295	)(c)	296,404	(169,589	)(f)			125,160	(46,015	)(k)	605,914
Selling, general, and administrative	211,829	(1,777	)(a)		19,295	(c)		169,589	(f)	2,253	(i)		46,015	(k)	447,204
Depreciation and amortization	41,450			4,826	(1,046	)(d)	11,788	9,076	(g)			5,136	2,016	(l)	73,246
Integration and reorganization costs	2,796														2,796
Loss on sale of assets	1,472						278								1,750

Operating income (loss)	26,356	1,777		2,700	1,046		38,700	(9,076)		(2,253)		15,105	(2,016)		72,339
Interest expense	16,636				1,588	(e)	3,240	8,180	(h)	(2,801	)(j)	260	(260	)(m)	26,843
Amortization of deferred financing costs	1,049	(454	)(b)												595
Loss on early extinguishment of debt	9,047	(9,047	)(a)												—
(Gain) loss on derivative instruments	51	(51	)(b)												—
Other (income) expense	65			245			—					452	(452	)(n)	310

Income (loss) from continuing operations before income taxes	(492)	11,329		2,455	(542)		35,460	(17,256)		548		14,393	(1,304)		44,591
Income tax benefit expense	2,713	1,530	(o)	1,056	(307	)(o)	—	7,127	(o)	215		—	5,124	(o)	17,458

Income (loss) from continuing operations	$(3,205)	$9,799		$1,399	$(235)		$35,460	$(24,383)		$333		$14,393	$(6,428)		27,134

Income (loss) per share:
Basic loss from continuing operations	$(0.10)														$0.70	(g)
Diluted loss from continuing operations	$(0.10)														$0.67	(g)
Basic weighted average shares outstanding	31,985,469									7,000,000					38,985,469
Diluted weighted average shares outstanding	31,985,469									7,000,000					40,363,818

New Media Refinancing Adjustments

a.	As part of the debt refinancing, $1.8 million of third party fees associated with the modified debt did not meet capitalization requirements and were expense as incurred during the year ended December 28, 2014. Additionally, a loss of $9.0 million was recognized on the extinguishment of the debt. This adjustment eliminates the impact of these nonrecurring items.

b.	As a result of the refinancing, the Company had a total of $3.6 million of deferred financing fees related to the New Media Credit Agreement. These deferred financing fees included arrangement fees, legal and other related costs. The following table presents the pro forma impact of the deferred financing fees associated with the New Media Credit Agreement and those associated with the elimination of the GateHouse Credit Facilities and Local Media Credit Facility.

Year ended December 28, 2014
Total new deferred financing fees	$3,593
Amortization period	5-6 years
Full year New Media Credit Agreement deferred financing fees	595
Elimination of GateHouse Credit Facilities and Local Media Credit Facility deferred financing fees	(1,049)

Total deferred financing fee adjustment	$(454)

As part of the refinancing, the interest rate swap associated with the GateHouse Credit Facilities was terminated. This adjustment also eliminates the loss associated with this derivative instrument for the year ended December 28, 2014. The pro forma impact on interest expense was not considered material for adjustment purposes.

Providence Journal Purchase Accounting and Other Adjustments

c.	Historical results for Providence Journal reported operating expense, which includes both operating and selling, Providence Journal Purchase Accounting and Other Adjustments general and administrative expenses. This adjustment allocates expense to both categories to conform to our statement of operations classification.

d.	In accordance with ASC 805, the purchase price of Providence Journal was allocated to the fair value of its assets and liabilities. The fair value of its property, plant and equipment exceeded its carrying value by approximately $1.9 million and the fair value of its intangible assets exceeded its carrying value by approximately $6.6 million. This adjustment modifies historical depreciation and amortization expense based on the fair value of property, plant and equipment and definite-lived intangible assets.

e.	The financing of Providence Journal acquisition included $34.0 million of debt, $9.0 million under the revolving credit facility and $25.0 million of additional term loans under the New Media Credit Agreement (collectively “Financing of Providence Journal Acquisition”), net of $0.5 million of original issue discount. This adjustment recognizes the additional interest related to the debt as reflected in the following tables. As the acquisition occurred on September 3, 2014, four months of interest are included in New Media’s historical results and the adjustment is for an eight month period only.

Year ended December 28, 2014
Eight months interest expense on Financing of Providence Journal Acquisition at 6.76%	$1,532
Eight months original issuance discount accretion on Financing of Providence Journal Acquisition	56

Total increase to interest expense adjustment	$1,588

Our weighted average interest rate on the Financing of Providence Journal Acquisition is estimated to be approximately 6.76%. A 1/8% increase or decrease in the weighted average interest rate, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on the New Media Credit Agreement by approximately $0.04 million annually.

	Drawn	Rate	Weighted Average
Revolving Credit Facility	$9,000	5.41%	1.43%
Term Loan Facility	25,000	7.25%	5.33%

	$34,000		6.76%

Halifax Media Purchase Accounting and Other Adjustments

f.	Historical results for Halifax Media reported operating expense, which includes both operating and selling, Halifax Media Purchase Accounting and Other Adjustments general and administrative expenses. This adjustment allocates expense to both categories to conform to our statement of operations classification.

g.	In accordance with ASC 805, the estimated purchase price of Halifax Media will be allocated to the fair value of its assets and liabilities. The fair value of its property, plant and equipment is anticipated to exceed its carrying value by approximately $22.9 million and the fair value of its intangible assets is anticipated to exceed its carrying value by approximately $128.2 million based on the current estimate. This adjustment modifies historical depreciation and amortization expense based on the estimated fair value of property, plant and equipment and definite-lived intangible assets. The purchase price allocations are preliminary.

h.	The financing of the Halifax Media acquisition included $152.0 million of additional loans under the New Media Credit Agreement, net of $1.5 million of original issue discount, and an additional $18.0 million of term loans were assumed from the seller (collectively “Financing of Halifax Media Acquisition”). This adjustment recognizes the additional interest related to the debt as reflected in the following tables.

Year ended December 28, 2014
Full year interest expense on Financing of Halifax Media Acquisition at weighted average rate of 6.55%	$11,143
Full year original issuance discount accretion on Financing of Halifax Media Acquisition	277
Elimination of historical Halifax Media interest expense	(3,240)

Total increase to interest expense adjustment	$8,180

Our weighted average interest rate on the on all debt that resulted from the Halifax acquisition adjustments, was approximately 6.55%. A 1/8% increase or decrease in the weighted average interest rate, including from an increase in LIBOR (excluding the impact of the LIBOR floor), would increase or decrease interest expense on the New Media Credit Agreement by approximately $0.2 million annually.

	Drawn	Rate	Weighted Average
Revolving loan – New Media Credit Facility	$50,000	5.42%	1.59%
Term loan – New Media Credit Facility	102,000	7.25%	4.35%
Term loan – assumed debt	10,000	5.25%	0.31%
Term loan – assumed debt	8,000	6.42%	0.30%

	$170,000		6.55%

Equity Offering Adjustments

i.	We are managed by FIG LLC (our “Manager”) and, as a result, we pay our Manager a management fee equal to 1.5% per annum of total equity. This adjustment provides the additional management fee related to net proceeds from the equity raised in January 2015.

j.	The proceeds from the equity offering were used, in part, to pay down $50.0 million of debt incurred in the Halifax Media acquisition. This adjustment recognizes the decrease in interest related to the debt as reflected in the following table.

Year ended months ended December 28, 2014
Full year interest expense on $50.0 million of debt at 5.42%	$(2,710)
Full year original issuance discount accretion on $50.0 million of debt	(91)

Total decrease to interest expense adjustment	$(2,801)

Stephens Media Purchase Accounting and Other Adjustments

k.	Historical results for Stephens Media reported operating expense, which includes both operating and selling, Stephens Media Purchase Accounting and Other Adjustments general and administrative expenses. This adjustment allocates expense to both categories to conform to our statement of operations classification.

l.

In accordance with ASC 805, the estimated purchase price of Stephens Media will be allocated to the fair value of its assets and liabilities. The fair value of its property, plant and equipment is anticipated to exceed its carrying value by approximately $11.3 million and the fair value of its intangible assets is anticipated to exceed its carrying value by approximately $36.3 million based on the current estimate. This adjustment modifies historical depreciation and amortization expense based on the estimated fair value of property, plant and equipment and definite-lived intangible assets. The purchase price allocations are preliminary.

m.	This adjustment eliminates historical interest expense as no debt was incurred in the acquisition.

n.	This adjustment removes the impact of investments in partnerships that were not assumed in the Stephens Media acquisition.

Tax Impact on Pro Forma Adjustments

o.	This adjustment provides the estimated impact of income tax expense or benefit based on the Company’s estimated effective tax rate of 39.15%.

The table below provides a calculation of the pro forma income tax expense for New Media for the year ended December 28, 2014:

New Media historical December 28, 2014	$(492)
New Media refinancing adjustments	11,329
Providence Journal pre acquisition	2,455
Providence Journal adjustments	(542)
Halifax Media pre acquisition	35,460
Halifax Media adjustments	(17,256)
Equity offering adjustments	548
Stephens Media pre acquisition	14,393
Stephens Media adjustments	(1,304)

New Media pro forma pre-tax net income	$44,591
Effective tax rate	39.15%

Income tax expense	$17,458

NEW MEDIA INVESTMENT GROUP AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands)

	As of December 28, 2014
	New Media Historical December 28, 2014	Halifax Media Historical December 31, 2014	Halifax Media Purchase Accounting and Other Adjustments		Equity Offering Adjustments		Stephens Media Historical December 31, 2014	Stephens Media Purchase Accounting and Other Adjustments		Pro Forma December 28, 2014
Assets
Current assets:
Cash and cash equivalents	$123,709	$2,140	$(115,800	)(p,q)	$100,721	(t)	$21,171	$(123,671	)(u,v)	$8,270
Restricted cash	6,467									6,467
Accounts receivable, net	80,151	36,385					18,135			134,671
Inventory	9,824	4,803					833			15,460
Prepaid expenses	9,129									9,129
Deferred income taxes	4,269									4,269
Other current assets	10,632	2,987					2,336			15,955

Total current assets	244,181	46,315	(115,800)		100,721		42,475	(123,671)		194,221
Property, plant, and equipment, net	283,786	72,331	22,869	(r)			44,227	11,257	(w)	434,470
Goodwill	134,042	13,817	19,365	(r)			3,141	4,838	(w)	175,203
Intangible assets, net	156,742	25,993	128,207	(r)			747	36,323	(w)	348,012
Deferred financing costs, net	3,252	1,106	(1,106	)(q)						3,252
Other assets	3,092	16,887	(16,685	)(q)			1,242	(881	)(v)	3,655

Total assets	$825,095	$176,449	$36,850		$100,721		$91,832	$(72,134)		$1,158,813

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$650									$650
Current portion of long-term debt	2,250	10,000	$(8,980	)(p,q)						3,270
Accounts payable	9,306						1,253			10,559
Accrued expenses	47,061	21,856					9,136			78,053
Deferred revenue	35,806	18,926					7,988			62,720

Total current liabilities	95,073	50,782	(8,980)				18,377	—		155,252
Long-term liabilities:
Long-term debt	219,802	44,579	122,881	(p,q)	(49,500	)(t)	6,563	(6,563	)(v)	337,762
Long-term liabilities, less current portion	5,609	4,037					1,321			10,967
Deferred income taxes	7,090									7,090
Pension and other postretirement benefit obligations	13,394						2,097	(2,097	)(v)	13,394

Total liabilities	340,968	99,398	113,901		(49,500)		28,358	(8,660)		524,465

Stockholders’ equity:
Common stock	375				70	(t)				445
Additional paid-in capital	484,220				150,151	(t)				634,371
Accumulated other comprehensive income	(4,469)						28	(28	)(x)	(4,469)
Retained earnings	4,001	77,051	(77,051	)(s)			63,446	(63,446	)(x)	4,001

Total stockholders’ equity	484,127	77,051	(77,051)		150,221		63,474	(63,474)		634,348

Total liabilities and stockholders’ equity	$825,095	$176,449	$36,850		$100,721		$91,832	$(72,134)		$1,158,813

Halifax Media Purchase Accounting and Other Adjustments

p.	The Halifax Media acquisition was financed with a combined $152.0 million of additional term and revolving debt under the New Media Credit Agreement that will mature on June 4, 2020 and June 4, 2019, respectively, and $110.0 million of cash. The $50.0 million of revolving debt was subsequently paid with proceeds from the sale of common stock. An interest rate of LIBOR, or minimum of 1%, plus 6.25% and original issue discount of $1.5 million were assumed related to the consummation of this debt. An additional $18.0 million of term debt was assumed from the seller as part of the transaction. This adjustment recognizes the debt and cash amounts.

q.	This adjustment removes those assets and liabilities that will not be assumed in the Halifax Media acquisition, including cash, deferred financing costs, assets held for sale and a portion of long term debt.

r.	In accordance with ASC 805, the purchase price for Halifax Media will be allocated to the fair value of its assets and liabilities (including identifiable intangible assets). The value assigned to property, plant and equipment, goodwill and intangible assets is preliminary and subject to the completion of valuations to determine the fair market value of the tangible and intangible assets.

s.	This adjustment eliminates the historical stockholders’ equity as a result of the Halifax Media purchase accounting.

Equity Offering Adjustments

t.	This adjustment reflects the net increase in equity of $150.2 million from the January 2015 issuance of common stock. The proceeds were used to pay down $49.5 million of debt, net of $0.5 million of original issue discount, and the remainder was available cash.

Stephens Media Purchase Accounting and Other Adjustments

u.	The Stephens Media acquisition was financed with $102.5 million of cash. This adjustment recognizes the cash payment amount.

v.	This adjustment removes those assets and liabilities that will not be assumed in the Stephens Media acquisition, including cash, pension assets and liabilities and long term debt.

w.	In accordance with ASC 805, the purchase price for Stephens Media will be allocated to the fair value of its assets and liabilities (including identifiable intangible assets). The value assigned to property, plant and equipment, goodwill and intangible assets is preliminary and subject to the completion of valuations to determine the fair market value of the tangible and intangible assets.

x.	This adjustment eliminates the historical stockholders’ equity as a result of the Stephens Media purchase accounting.